Exhibit 10.1

SIRVA WORLDWIDE, INC.,

THE FOREIGN SUBSIDIARY BORROWERS PARTIES HERETO,

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,

JPMORGAN CHASE BANK, N.A.
as administrative agent

and

J.P. MORGAN SECURITIES INC.

as sole lead arranger and sole bookrunner

TENTH AMENDMENT TO THE CREDIT AGREEMENT

January 1, 2008

TENTH AMENDMENT, dated as of January 1, 2008 (this “Tenth Amendment”), to the Credit Agreement, dated as of December 1, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SIRVA WORLDWIDE, INC., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties to the Credit Agreement (together with the Parent Borrower, the “Borrowers”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other Agents parties thereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Parent Borrower has requested that the Administrative Agent and the Lenders agree to amend and waive certain provisions of the Credit Agreement and the Guarantee and Collateral Agreement (as defined in the Credit Agreement) as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.     Defined Terms.  Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.

2.     Amendments to Subsection 1.1 (Defined Terms).  Subsection 1.1 of the Credit Agreement is hereby amended by inserting, in proper alphabetical order, the following new defined terms and related definitions:

“Restructuring Financing”:  any financing obtained by Holding or any of its Subsidiaries as part of a restructuring involving the Lenders.

“2008 Reimbursement Obligations”:  Reimbursement Obligations in respect of any Letters of Credit issued, extended or renewed on or after January 2, 2008.

“2008 Revolving Credit Loans”:  Revolving Credit Loans made on or after January 2, 2008 that result in an aggregate principal amount of outstanding Revolving Credit Loans in excess of $107,000,000.

“2008 Swing Line Loans”:  Swing Line Loans made on or after January 2, 2008.

3.     Amendment to Subsection 2.2 (Procedure for Revolving Credit Borrowing).  Clause (c) of the first sentence of subsection 2.2 of the Credit Agreement is hereby amended by deleting the words “ or (c) 12:30 P.M., New York City time, at least one Business Day prior to the requested Borrowing Date, otherwise” and substituting in lieu thereof the following:

(c) 10:00 A.M., New York City time, on the requested Borrowing Date if the requested Revolving Credit Loans are to be initially ABR Loans that are made on January 10, 2008 or January 11, 2008 or (d) 12:30 P.M., New York City time, at least one Business Day prior to the requested Borrowing Date, otherwise

4.     Amendment to Subsection 4.4 (Optional and Mandatory Prepayments and Commitment Reductions).  The fourth sentence of subsection 4.4(a) of the Credit Agreement is hereby amended by deleting clause (ii) therefrom and substituting the following in lieu thereof:

(ii)  the Revolving Credit Loans and the Reimbursement Obligations pursuant to this subsection shall be applied, first, to payment of the 2008 Swing Line Loans then outstanding, second, to payment of the 2008 Revolving Credit Loans then outstanding, third, to payment of the 2008 Reimbursement Obligations then outstanding, fourth, to payment of the other Swing Line Loans then outstanding, fifth, to payment of the other Revolving Credit Loans then outstanding, sixth, to payment of any other Reimbursement Obligations then outstanding and, last, to cash collateralize any outstanding L/C Obligation on terms reasonably satisfactory to the Administrative Agent.  Each Borrower shall use its reasonable best efforts, subject to any judicial or other approval as may be required and notwithstanding anything to the contrary herein or in any other Loan Document, to prepay the 2008 Revolving Credit Loans, 2008 Swing Line Loans and 2008 Reimbursement Obligations with the initial proceeds of any Restructuring Financing, and, for purposes of this Agreement (including subsection 11.7(a)), such payment shall be allocated to the Revolving Credit Lenders holding 2008 Revolving Credit Loans, 2008 Swing Line Loans and 2008 Reimbursement Obligations pro rata according to the respective outstanding principal (or drawn) amounts thereof then held by such Lenders.

5.     Amendment to Subsection 4.8 (Pro Rata Treatment and Payments).  The second sentence of subsection 4.8(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

Subject to subsection 4.8(c), each payment (including each prepayment) by any of the Borrowers on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent, first to the 2008 Revolving Credit Loans and, second, to the other Revolving Credit Loans, in each case pro rata according to the respective outstanding principal amounts of such 2008 Revolving Credit Loans or other Revolving Credit Loans, as the case may be, then held by the Revolving Credit Lenders.

6.     Amendment to Section 8 (Negative Covenants).  Section 8 of the Credit Agreement is hereby amended by inserting the following subsection 8.20 at the end thereof:

8.20         Mandatory Prepayment Events.  Enter into any transaction that could reasonably be expected to give rise to a mandatory prepayment under subsection 4.4(c), provided that nothing herein shall be deemed to restrict the Parent Borrower’s ability to reinvest Net Cash Proceeds in accordance with subsection 4.4(c).

7.     Amendment to Subsection 6.5 of the Guarantee and Collateral Agreement (Application of Proceeds).  Subsection 6.5 of the Guarantee and Collateral Agreement is hereby amended in its entirety to read as follows:

6.5           Application of Proceeds.  It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Granting Party’s Security Collateral received by the Administrative Agent (whether from the relevant Granting Party or otherwise and including any payments from any Granting Party in reduction of the Obligations) shall be held by the Administrative Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Granting Party (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent against the Obligations of the relevant Granting Party then due and owing in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent in connection with this Agreement, the Credit Agreement, any other Loan Document or any of the Obligations of the relevant Granting Party, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Administrative Agent of any right or remedy under this Agreement, the Credit Agreement, or any other Loan Document; provided, however, that, if the relevant Granting party is a Foreign Subsidiary, such Proceeds shall be applied only to the payment of all reasonable costs and expenses incurred by the Administrative Agent in connection with the Obligations of such Granting Party;

SECOND, to the payment of that portion of the Obligations of the relevant Granting Party constituting accrued and unpaid interest (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Holding, any Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the 2008 Revolving Credit Loans, 2008 Swing Line Loans and 2008 Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause SECOND payable to them; provided, however, that, if the relevant Granting Party is a Foreign Subsidiary, such Proceeds shall be applied only to the payment of such Obligations of such Granting Party;

THIRD, to the payment of that portion of the Obligations of the relevant Granting Party constituting unpaid principal on the 2008 Revolving Credit Loans, 2008 Swing Line Loans and 2008 Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable to them; provided, however, that, if the relevant Granting Party is a Foreign Subsidiary, such Proceeds shall be applied only to the payment of such Obligations of such Granting Party;

FOURTH, to the ratable satisfaction of all other Obligations of the relevant Granting Party; provided, however, that, if the relevant Granting Party is a Foreign Subsidiary, such Proceeds shall be applied only to the payment of such  Obligations of such Granting Party; and

FIFTH, after all of the Obligations have been paid in full, to the relevant Granting Party or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

8.     Waivers.

(a)           The Lenders hereby waive any Default or Event of Default arising solely by reason of (i) the failure of the Parent Borrower to comply with subsection 4.1(d) (Interest Rates and Payment Dates) of the Credit Agreement with respect to the payment on January 10, 2008 of the interest payment scheduled for January 4, 2008, and (ii) the representations and warranties of the Parent Borrower set forth in subsections 5.7, 6.2(a) and 6.2(b) (in each case, with respect to the absence of any Default or Event of Default arising from compliance with subsection 4.1(d) of the Credit Agreement with respect to such interest payment) of the Credit Agreement being inaccurate in all material respects on, or as of, each date made or deemed made; provided that the foregoing waiver shall not extend the scheduled date of such interest payment or waive any default interest on any such overdue amount that is payable pursuant to subsection 4.1(c) of the Credit Agreement.

(b)           The Lenders hereby waive any condition to Extensions of Credit set forth in subsection 6.2 of the Credit Agreement based on the truthfulness of the representations and warranties by Holding and the Loan Parties that are set forth in subsection 5.2 of the Credit Agreement.

9.     Conditions to Effectiveness of this Tenth Amendment.  This Tenth Amendment shall become effective upon the date (the “Tenth Amendment Effective Date”) when the following conditions are satisfied:

(a)           the Administrative Agent shall have received (i) counterparts of this Tenth Amendment, duly executed and delivered by the Borrowers and Administrative Agent, (ii) executed Lender Addenda, or facsimile transmissions thereof, substantially in the form of Exhibit A hereto, from the requisite Lenders under subsections 11.1(a) and 11.1(e) of the Credit Agreement, (iii) an executed Acknowledgment and Confirmation, substantially in the form of Exhibit B hereto, from an authorized officer of each of Holding and each Guarantor, and (iv) all expenses required to be paid on or before the Tenth Amendment Effective Date for which invoices have been presented; and

(b)           the Parent Borrower shall have paid to the Administrative Agent, on behalf of each Lender which shall have executed and delivered a Lender Addendum to counsel to the Administrative Agent by 5:00 P.M. (New York City time) on January 9, 2008, an amendment fee, which fee shall be payable in kind as set forth below and shall be fully earned on the Tenth Amendment Effective Date, in an amount equal to 2% of the sum of each such Lender’s Extensions of Credit (other than 2008 Revolving Credit Loans, 2008 Swing Line Loans and

2008 Reimbursement Obligations) then outstanding.  Such fee shall automatically be deemed to increase the outstanding principal amount of the Revolving Credit Loans (in the case of the portion of the fee payable in respect of Extensions of Credit outstanding under the Revolving Credit Facility) and the Term Loans (in the case of the portion of the fee payable in respect of Term Loans outstanding under the Term Loan Facility) and shall itself bear interest as if it were a Loan; provided that (i) no portion of such increase shall be deemed to be a 2008 Revolving Credit Loan, (ii) for purposes of calculating “2008 Revolving Credit Loans” and “Consolidated Cash Interest Expense” pursuant to subsection 1.1 of the Credit Agreement, the amount of such increase shall be deemed to be zero and (iii) such increase shall not be deemed to utilize the Revolving Credit Commitments.  Such deemed principal amount of the Revolving Credit Loans shall be repaid in full on the Termination Date, and such deemed principal amount of the Term Loans shall be repaid in full on the Final Maturity Date (or, in each case, if sooner, on the date of payment or prepayment of such Loans in full (and, in the case of the Revolving Credit Loans, termination of the Revolving Credit Commitments) or any date on which the Loans may become due by acceleration).

10.   Representations and Warranties; Acknowledgements.

(a)         No Default.  No Default or Event of Default shall have occurred and be continuing on the Tenth Amendment Effective Date after giving effect to the transactions contemplated herein, including the making of 2008 Revolving Credit Loans and 2008 Swing Line Loans and the utilization of the proceeds thereof.

(b)        Representations and Warranties.  Each of the representations and warranties made by Holding, each Borrower and each Guarantor in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Tenth Amendment Effective Date (after giving effect hereto) as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date, in which case such representations and warranties were true and correct in all material respects as of such date, and except for the representations and warranties set forth in subsection 5.2 of the Credit Agreement.

(c)         Acknowledgements.  Holding and each Loan Party acknowledge that (a) the funding of 2008 Revolving Credit Loans and 2008 Swing Line Loans and the issuance, extension or renewal of Letters Of Credit after the Tenth Amendment Effective Date are critical to (i) the ongoing operating ability of Holding and the Loan Parties and (ii) effectuate a feasible restructuring of their respective businesses, (b) this Tenth Amendment is necessary to permit the Borrowers to borrow additional Loans and request Letters of Credit and (c) all credit extensions after the Tenth Amendment Effective Date shall be made in reliance on the obligations of Holding and the Loan Parties under this Amendment, including as set forth in the fifth sentence of subsection 4.4(a) of the Credit Agreement (as amended by Section 3 of this Tenth Amendment).

11.   Payment of Expenses.  The Parent Borrower agrees to pay or reimburse the Administrative Agent and the Lenders for all of their reasonable out-of-pocket costs and expenses incurred in connection with this Tenth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders.

12.   Continuing Effect of the Loan Documents.  This Tenth Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of Holding, the Borrowers or the Guarantors that would require an amendment, waiver or consent of the Lenders or Administrative Agent.  Except as expressly amended or waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.  Any reference to the “Credit Agreement” or the “Guarantee and Collateral Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement or the Guarantee and Collateral Agreement, as applicable, as amended by this Tenth Amendment.

13.   Counterparts.  This Tenth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

14.   Severability.  Any provision of this Tenth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.   Integration.  This Tenth Amendment and the other Loan Documents represent the agreement of Holding, the Borrowers and the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

16.   RELEASE.  AS CONSIDERATION FOR THE EXECUTION BY THE LENDERS AND THE ADMINISTRATIVE AGENT OF THIS TENTH AMENDMENT, EACH OF THE LOAN PARTIES HEREBY ACKNOWLEDGES THAT THE OBLIGATIONS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RESCISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS.  THE LOAN PARTIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE EACH LENDER AND ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ARISING BY REASON OF ANY MATTER, CAUSE OR THING OCCURRING ON OR PRIOR TO THE TENTH AMENDMENT EFFECTIVE DATE, WHICH THE LOAN PARTIES MAY HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS” MADE ON OR PRIOR TO THE TENTH AMENDMENT EFFECTIVE DATE, INCLUDING,

WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

17.   GOVERNING LAW.  THIS TENTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Secretary

ALLIED ARTHUR PIERRE N.V.

By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Director

ALNAV PLATINUM COMPANY (as successor to ALNAV Platinum Group Inc.)

By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Secretary

PICKFORDS AUSTRALIA PTY. LTD.

By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Director

SIRVA UK LIMITED (formerly known as Pickfords Limited)

By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Director

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

By:	/s/ Patrick Daniello
Name: Patrick Daniello
Title: Managing Director

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